                                                                     Exhibit 4.8

                 SECOND AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT
                 ----------------------------------------------

     THIS AMENDMENT (herein so called) is entered into as of April 25, 2002, among FMC TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), the Lenders (herein so called) party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement) for the Lenders.

     Borrower, the Lenders and the Administrative Agent are party to the Five-Year Credit Agreement dated as of April 26, 2001, as amended by that certain First Amendment to Five-Year Credit Agreement dated as of May 30, 2001 (as amended, the "Credit Agreement"), and have agreed, upon the following terms and conditions, to further amend the Credit Agreement in certain respects. Accordingly, for valuable and acknowledged consideration, Borrower, the Lenders and the Administrative Agent agree as follows:

     1. Terms and References. Unless otherwise stated in this Amendment, (a)
        --------------------
terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to "Sections", "Articles" and "Exhibits" are to the Credit Agreement's sections, articles and exhibits.

     2. Amendments. The Credit Agreement is amended as follows:
        ----------

          (a) Section 1.01 is amended to delete the definition of "Letter of Credit Sublimit" in its entirety and substitute the following definition in lieu thereof:

               "Letter of Credit Sublimit means an amount equal to $50,000,000; provided that the Outstanding Amount of the L/C Obligations arising out of the issuance of Letters of Credit that are considered by the Administrative Agent, in the exercise of its sole discretion, to be "financial standby letters of credit", within the meaning of such phrase in the risk-based capital regulations set forth in Part 325 of Title 12 of the Code of Federal Regulations, shall not exceed an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments."

          (b) Section 1.01 is amended to delete the definition of "364-Day Credit Agreement" in its entirety and substitute the following definition in lieu thereof:

               "364-Day Credit Agreement means the 364-Day Credit Agreement dated as of the date hereof, among FMC, Technologies, the lenders party thereto and Bank of America, as administrative agent."

     3. Conditions Precedent to Effectiveness. This Amendment shall not be
        -------------------------------------
effective until the Administrative Agent receives (a) counterparts of this Amendment executed by Borrower, the Required Lenders and the Administrative Agent, (b) such evidence as the Administrative Agent may reasonably request to verify that Borrower is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, (c) a certificate signed by a Principal Officer of Borrower (i) certifying that there has been no event or circumstance since December 31, 2001, which has had or could reasonably be expected to have a Material Adverse Effect, (ii) showing the Debt Ratings of Borrower on

                                   Second Amendment to Credit Agreement - Page 1
                                   ------------------------------------

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the date hereof, and (iii) stating that no amendments have been made or proposed to the certificate of incorporation or bylaws of Borrower since April 30, 2001 or, if any such amendments have been made or proposed, attaching true and correct copies of the certificate of incorporation or bylaws of Borrower, as so amended or proposed to be amended, and (d) such other documents, instruments and certificates as the Administrative Agent may reasonably request.

     4. Conditions Precedent to Further Credit Extensions. The obligation of
        -------------------------------------------------
each Lender to make any further Credit Extension under the Credit Agreement, after giving effect to this Amendment, is subject to the satisfaction of the following conditions precedent:

          (a) The receipt by the Administrative Agent of a certificate signed by a Principal Officer of Borrower certifying as to the incumbency of the Principal Officer of Borrower executing this Amendment, and attaching true and correct copies of resolutions adopted by the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and verifying the authority and capacity of such Principal Officer to execute this Amendment.

          (b) The receipt by the Administrative Agent of an opinion of Steven H. Shapiro, Deputy General Counsel of Borrower, substantially in the form of Exhibit A attached hereto.

          (c) The receipt by the Administrative Agent of an opinion of Mayer, Brown, Rowe & Maw, special New York counsel to Borrower, substantially in the form of Exhibit B attached hereto.

     5. Representations. Borrower represents and warrants to the Lenders that as
        ---------------
of the date of this Amendment, (a) the representations and warranties contained in Article V are true and correct in all material respects except to the extent that such representations and warranties refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and
(b) no Default or Event of Default has occurred and is continuing.

     6. Effect of Amendment. This Amendment is a Loan Document. Except as
        -------------------
expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     7. Counterparts. This Amendment may be executed in any number of
        ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8. Governing Law. This Amendment shall be governed by and construed in
        -------------
accordance with the laws of the State of New York.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                                  Second Amendment to Credit Agreement - Page 2
                                  ------------------------------------

     EXECUTED as of the date first stated above.

                                FMC TECHNOLOGIES, INC.


                                By: /s/ Joseph J. Meyer
                                    --------------------------------------------
                                    Name:  Joseph J. Meyer
                                    Title: Director, Treasury Operations

     EXECUTED as of the date first stated above.

                                BANK OF AMERICA, N.A., as Administrative Agent


                                By: /s/ Richard L. Stein
                                    --------------------------------------------
                                    Name:  Richard L. Stein
                                    Title: Principal


                                BANK OF AMERICA, N.A., as a Lender


                                By: /s/ Richard L. Stein
                                    --------------------------------------------
                                    Name:  Richard L. Stein
                                    Title: Principal

     EXECUTED as of the date first stated above.

                                CREDIT SUISSE FIRST BOSTON, as a Lender


                                By: /s/ James P. Moran     /s/ David M. Koczan
                                    --------------------------------------------
                                    Name:  James P. Moran       David M. Koczan
                                    Title: Director             Associate

     EXECUTED as of the date first stated above.

                                COOPERATIVE CENTRALE RAIFFEINSEN-
                                BOERENLEENBANK B.A., "RABOBANK
                                NEDERLAND" NEW YORK BRANCH, as a Lender


                                By: /s/ Thomas A. Levasseur
                                    --------------------------------------------
                                    Name:  Thomas A. Levasseur
                                    Title: Executive Director


                                By: /s/ Ian Reece
                                    --------------------------------------------
                                    Name:  Ian Reece
                                    Title: Managing Director

     EXECUTED as of the date first stated above.

                                DEN NORSKE BANK ASA, as a Lender


                                By: /s/ Nils Fykse
                                    --------------------------------------------
                                    Name:  Nils Fykse
                                    Title: First Vice President


                                By: /s/ Hans Jorgen Ormar
                                    --------------------------------------------
                                    Name:  Hans Jorgen Ormar
                                    Title: Vice President

     EXECUTED as of the date first stated above.

                                THE ROYAL BANK OF SCOTLAND PLC,
                                as a Lender


                                By: /s/ Jayne Seaford
                                    --------------------------------------------
                                    Name:  Jayne Seaford
                                    Title: Senior Vice President

     EXECUTED as of the date first stated above.

                                WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE, NEW YORK BRANCH,
                                as a Lender


                                By: /s/ Walter T. Duffy III
                                    --------------------------------------------
                                    Name:  Walter T. Duffy III
                                    Title: Associate Director


                                By: /s/ Jeffrey S. Davidson
                                    --------------------------------------------
                                    Name:  Jeffrey S. Davidson
                                    Title: Associate Director

     EXECUTED as of the date first stated above.

                                WELLS FARGO BANK TEXAS, NATIONAL
                                ASSOCIATION, as a Lender


                                By: /s/ Eric R. Hollingsworth
                                    --------------------------------------------
                                    Name:  Eric R. Hollingsworth
                                    Title: Vice President

     EXECUTED as of the date first stated above.

                                THE BANK OF NEW YORK, as a Lender


                                By: /s/ Mark O'Connor
                                    --------------------------------------------
                                    Name:  Mark O'Connor
                                    Title: Vice President

     EXECUTED as of the date first stated above.

                                DANSKE BANK, as a Lender


                                By: /s/ M. K. Crawford
                                    --------------------------------------------
                                    Name:  M. K. Crawford
                                    Title: Vice President


                                By: /s/ John A. O'Neill
                                    --------------------------------------------
                                    Name:  John A. O'Neill
                                    Title: Assistant General Manager

     EXECUTED as of the date first stated above.

                                WACHOVIA BANK, N.A., as a Lender


                                By: /s/ Robert A. Brown
                                    --------------------------------------------
                                    Name:  Robert A. Brown
                                    Title: Director

     EXECUTED as of the date first stated above.

                                THE NORTHERN TRUST COMPANY, as a Lender


                                By: /s/ Eric Dybing
                                    --------------------------------------------
                                    Name:  Eric Dybing
                                    Title: Second Vice President

     EXECUTED as of the date first stated above.

                                MIZUHO CORPORATE BANK LTD., as a Lender


                                By: /s/ Walter R. Wolff
                                    --------------------------------------------
                                    Name:  Walter R. Wolff
                                    Title: Joint General Manager and Group Head

     EXECUTED as of the date first stated above.

                                NATIONAL CITY BANK,
                                as a Lender


                                By: /s/ Jon R. Hinard
                                    --------------------------------------------
                                    Name:  Jon R. Hinard
                                    Title: Senior Vice President

     EXECUTED as of the date first stated above.

                                U.S. BANK NATIONAL ASSOCIATION,
                                as a Lender


                                By: /s/ R. Michael Newton
                                    --------------------------------------------
                                    Name:  R. Michael Newton
                                    Title: Vice President

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